Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
COEUR MINING, INC.
(a Delaware corporation)
As Amended and Restated, Effective May 13, 2026
ARTICLE I
CORPORATE OFFICES
Section 1.1    Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).
Section 1.2    Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1    Annual Meeting. The annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as may be determined by the Board of Directors.
Section 2.2    Special Meeting.
(a)    (i) Except as otherwise provided for or fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, a special meeting of the stockholders of the Corporation: (A)(a) may be called at any time only by the Board of Directors, or by the Chairman of the Board of Directors (the “Chairman of the Board”); and (B)(b) shall be called by the Chairman of the Board or the Secretary of the Corporation (the “Secretary”) upon the written request or requests of one or more stockholders who are stockholders of record of the Corporation at the time a request is delivered holding shares representing at least 20% in voting power of the stock entitled to vote on the matter or matters to be brought before the proposed special meeting (hereinafter, the “Requisite Percent”) and that comply with the notice procedures set forth in Section 2.2(b) of these Amended and Restated Bylaws (as the same may be amended and/or restated from time to time, these “Bylaws”) with respect to any matter that is a proper subject for the meeting pursuant to Section 2.2(c) (a “Stockholder-Requested Special Meeting”).
(ii) For purposes of calculating the Requisite Percent under clause (a)(i)(B) of this Section 2.2, a stockholder or beneficial owner shall be deemed to be a “holder” of only those shares of the Corporation having votes entitled to be cast on any issue proposed to be considered at the Stockholder-Requested Special Meeting and as to which the person possesses both: (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (x) sold by such person in any transaction that has not been settled or closed; (y) borrowed by such person for any purposes or purchased by such person pursuant to an agreement to resell; or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, if in any such case such instrument or agreement has, or is intended to have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such person’s full right to vote or direct the voting of any such shares; and/or (2) hedging, offsetting or altering, to any degree, gain or loss arising from the full economic ownership of such shares by such person. A person shall “hold” shares held in the name of a nominee or other intermediary so long as the person retains both the full voting and investment rights pertaining to the shares and the full economic interest in the shares, provided that this provision shall not alter the obligations of any stockholder to provide the notice described in Section 2.2(b) of these Bylaws. A person is deemed to continue holding shares during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time. The terms “holder,” “held” and other variations of the word “hold” shall have correlative meanings. For purposes of clauses (x) through (z), the term “person” shall include its affiliates, as defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Whether shares of the Corporation are “held” for these purposes shall be decided by the Board of Directors.
(b)    In order for a Stockholder-Requested Special Meeting to be called by the Chairman of the Board or the Secretary as provided by clause (a)(i)(B) of this Section 2.2, one or more written requests for a special meeting of stockholders (individually or collectively, a “Special Meeting Request”) signed and dated by stockholders that hold the Requisite Percent of shares of the Corporation (or their duly authorized agents), must be delivered to the Secretary at the principal executive office of the Corporation and must set forth: (i) a statement of the specific purpose or purposes of the special meeting and the matters proposed to be acted on at the special meeting, the text of any proposal or business (including the identity of nominees for election as a director, if any, the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws of the Corporation, the text of the proposed amendment), the reasons for conducting such business at the special meeting, and any substantial interest in such business of the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made; (ii) an acknowledgement by the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made that the Special Meeting Request shall be deemed to be revoked (and any meeting scheduled in response may be cancelled) if such requesting stockholders do not own at least the Requisite Percent at all times between the date of the delivery of such Special Meeting Request to the Secretary and the date of the applicable Stockholder-Requested Special Meeting, as well as an agreement by such stockholder(s) to notify the Corporation immediately if he, she or it ceases to own any shares resulting in such revocation; (iii) documentary evidence that the stockholders requesting the special meeting own the Requisite Percent as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the stockholders are not the beneficial owners of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percent as of the date on which such Special Meeting Requests is delivered to the Secretary; and (iv) the information required in a stockholder notice pursuant to Section 2.10(a)(ii) of these Bylaws. Multiple written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements set forth above, has been dated and delivered to the Secretary within 60 days of the earliest dated of such requests and identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting. If the stockholder is not the signatory to the Special Meeting Request, such Special Meeting Request shall not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within ten business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the stockholder. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to delivery to the Secretary of Special Meeting Requests representing holdings in the aggregate of the Requisite Percent by written revocation delivered to the Secretary at the principal executive office of the Corporation. If at any point after 60 days following the earliest dated Special Meeting Request, the unrevoked valid Special Meeting Requests represent ownership in the aggregate of less than the Requisite Percent, there shall be no requirement to hold a special meeting. Without limiting the Board of Directors’ power and authority to interpret any other provisions of these Bylaws, the determination of the validity of a Special Meeting Request shall be made in good faith by the Board of Directors, and the date of such determination is referred to herein as the “Request Receipt Date.”
(c)    A matter is a proper subject of a Stockholder-Requested Special Meeting if it is a proper subject for stockholder action under, and does not involve a violation of, applicable law, unless the Request Receipt Date occurs during the period commencing with the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders and ending on the date that is 90 days after the most recent annual meeting of stockholders.
(d)    Business transacted at any special meeting shall be limited to the purpose or purposes described in the notice of the meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any Stockholder-Requested Special Meeting. If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative (as defined in Section 2.10(c)(i) of these Bylaws) to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies and votes in respect of such matter may have been received by the Corporation.
(e)    Any special meeting of stockholders shall be held at such date, time, and place within or without the State of Delaware as may be fixed by the Board of Directors in accordance with these Bylaws and in compliance with the General Corporation Law of the State of Delaware (the “DGCL”); provided, however, that a Stockholder-Requested Special Meeting shall be called for a date not more than 90 days after the Request Receipt Date unless a later date is required in order to allow the Corporation to file the information required under Schedule 14A under the Exchange Act.
Section 2.3    Notice of Stockholders’ Meetings.
(a)    Whenever stockholders are required or permitted to take any action at a meeting, a notice of the place, if any, date, and time of the meeting of the stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation and these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address appearing on the books of the Corporation or given by the stockholder for such purpose. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An affidavit that notice has been given, executed by the Secretary, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be, in the absence of fraud, prima facie evidence of the giving of such notice or report. So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Exchange Act, notice shall be given in the manner required by such rules. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a‑3(e) under the Exchange Act and Section 233 of the DGCL.
(b)    When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.3(a); provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.7(a) of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. When a meeting is postponed to another date or time, notice need not be given of the postponed meeting if the postponement is to a date not more than 60 days after the record date originally fixed for the meeting.
(c)    Notice of any meeting of stockholders may be waived in writing or by electronic transmission by the person entitled to notice, either before or after the meeting, and to the extent permitted by law, will be waived by any stockholder by attendance thereat, in person or by proxy, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any annual or special meeting of the stockholders need be specified in the waiver of notice.
Section 2.4    Organization.
(a)    Unless otherwise determined by the Board of Directors, meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence and if separate, by the Chief Executive Officer or, in his or her absence, by any other officer or director of the Corporation designated by the Board of Directors (such presiding person, the “chairman of the meeting”). The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.
(b)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of meetings of stockholders and the safety of those in attendance as, in the judgment of such chairman, are necessary, appropriate or convenient for the conduct of the meeting. Such rules and regulations, whether adopted by the Board of Directors or the chairman of the meeting may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, qualified representatives (including rules around who qualifies as such) and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot; and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to the rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, recess and/or adjourn any meeting of stockholders pursuant to Section 2.7 of these Bylaws, without notice other than announcement at the meeting, except as provided in Section 2.3(b) of these Bylaws. Unless and to the extent not otherwise determined by the Board of Directors and subject to Section 2.10(c)(i), the chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting, and if such chairman should so determine (including if a determination is made that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.10 or Section 2.13 of these Bylaws), such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent not otherwise determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.5    List of Stockholders. The officer who has charge of the stock ledger shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, that if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for ten days ending on the day before the meeting date (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.
Section 2.6    Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority in voting power of all issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time in accordance with Section 2.7 of these Bylaws, without notice other than announcement at the meeting and except as provided in Section 2.3(b) of these Bylaws, until a quorum is present or represented. If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.
Section 2.7    Adjourned or Recessed Meeting; Postponement. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any or no reason from time to time by the chairman of the meeting, and may be adjourned for any or no reason from time to time by the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy. At any such adjourned or recessed meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called. The Board of Directors may postpone, reschedule or cancel any annual or special meeting of stockholders previously scheduled by the Board of Directors.
Section 2.8    Voting; Proxies.
(a)    Except as otherwise provided by law or the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder which has voting power upon the matter in question.
(b)    Except as otherwise provided by law, the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), these Bylaws, or any law, rule, or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, (i) all corporate actions to be taken by vote of the stockholders (other than the election of directors) shall be approved if the number of votes cast for the action exceeds the number of votes cast against the action, and (ii) where a separate vote by class or series is required, if a quorum of such class or series is present, such act shall be approved if the number of votes cast by such class or series for the action exceeds the number of votes cast against the action by such class or series. Voting at meetings of stockholders need not be by written ballot.
(c) Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized to act for such stockholder by a proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. To the extent permitted by law, a proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.
Section 2.9    Submission of Information Regarding Director Nominees.
(a)    As to each nominee for election or reelection as a director of the Corporation, such person must deliver to the Secretary at the principal executive offices of the Corporation the following information:
(i)    a written representation and agreement (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request), which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question, except as disclosed in such representation and agreement; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee, except as disclosed in such representation and agreement; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be provided to such person promptly following a request therefor); and
(ii)    a questionnaire completed and signed by such person (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request) with respect to the background, qualification and independence of such proposed nominee (a “Questionnaire”).
(b)    The Corporation may require any proposed nominee for election or reelection as a director of the Corporation to furnish such additional information as the Corporation may reasonably require to determine whether such proposed nominee is qualified under the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director and/or independent director of the Corporation.
(c)    Notwithstanding any other provision of these Bylaws, the Questionnaire described in Section 2.9(a)(ii) above and any additional information described in Section 2.9(b) above shall be considered timely for a candidate for election or reelection as a director of the Corporation under Section 2.10 or Section 2.13 if provided to the Corporation at the same time as the stockholder notice pursuant to Section 2.10(a)(ii) or Section 2.10(b) or the time periods specified in Section 2.13, whichever is applicable, and all information provided pursuant to this Section 2.9 shall be deemed part of the stockholder’s notice submitted pursuant to Section 2.10 or a Stockholder Notice submitted pursuant to Section 2.13, as applicable.
Section 2.10    Notice of Stockholder Business and Nominations.
(a)    Annual Meeting.
(i)    Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (B)by or at the direction of the Board of Directors (or any authorized committee thereof); (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a); or (D) with respect to an annual meeting, by any Eligible Stockholder (as defined in Section 2.13) whose Stockholder Nominee (as defined in Section 2.13) is included in the Corporation’s proxy materials for the relevant annual meeting pursuant to Section 2.13 of these Bylaws. For the avoidance of doubt, the foregoing clauses (C) and (D) shall be the exclusive means for a stockholder to make director nominations, and the foregoing clause (C) shall be the exclusive means for a stockholder to propose other business at an annual meeting of stockholders

(other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).
(ii)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(c)(ii) below) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in Section 2.10(c)(ii) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice given in accordance with this Section 2.10(a) must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies. For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth:
(A)    as to each person whom the stockholder proposes to nominate for election or reelection as a director: (1) a written statement, not to exceed 500 words, in support of such person; (2) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (3) the information required to be submitted by nominees pursuant to Section 2.9 above;
(B)    as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made, and if such stockholder or beneficial owner is an entity, any control person (as defined below);
(C)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(1)    the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner;
(2)    the class or series and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner, as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting; and
(3)    a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination or propose such business; and
(D)    as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “control person”):
(1)    the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.10(c)(ii) below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting;
(2)    a description of (x) any plans or proposal which such stockholder, beneficial owner, if any, or related person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner, if any, or control person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such plans or proposal with respect to securities of the Corporation or any such agreement, arrangement or understanding in effect as of the record date for the meeting;
(3)    a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including without limitation any derivative or similar agreement or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner, if any, or control person with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;
(4)    a representation as to whether the stockholder or the beneficial owner, if any, control person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participation in such solicitation and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal, and/or (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders of at least 67% of the voting power of the Corporation’s stock entitled to vote generally in the election of directors (for purposes of this clause (4), the term “holders” shall include, in addition to stockholders of record, any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act);
(5)    a representation that promptly after soliciting the holders of the Corporation’s stock referred to in the representation required under Section 2.10(a)(ii)(D)(4), and in any event no later than the tenth day before such meeting of stockholders, such stockholder or beneficial owner will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock; and
(6)    any other information relating to such stockholder, beneficial owner or control person, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.
(iii)    Notwithstanding anything in Section 2.10(a)(ii) above or Section 2.10(b) below to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.10 shall set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under this Section 2.10(a), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.
(iv)    This Section 2.10(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a‑8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.
(b)    Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board of Directors (or any authorized committee thereof); (ii) provided that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who delivers notice thereof in writing setting forth the information required by Section 2.10(a) above and provides the additional information required by Section 2.9 above; or (iii) in the case of a Stockholder-Requested Special Meeting, by any stockholder of the Corporation pursuant to Section 2.2 of these Bylaws. In the event the Corporation calls a special meeting of stockholders (other than a Stockholder-Requested Special Meeting) for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 2.10(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. A stockholder’s notice given in accordance with this Section 2.10(b) must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding any other provision of these Bylaws, in the case of a Stockholder-Requested Special Meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2.2(a) of these Bylaws.
(c)    General.
(i)    Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in Section 2.2, this Section 2.10 or, with respect to annual meetings only, Section 2.13, shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Notwithstanding any other provision of these Bylaws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any related person) shall also comply with all applicable requirements under the Exchange Act with respect to the matters set forth in this Section 2.10 and Section 2.2, as applicable; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10. The Board of Directors shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether a nominee, stockholder or beneficial owner provided all information and complied with all representations required under Section 2.9 and/or this Section 2.10 and/or complied with the requirements of Rule 14a-19 under the Exchange Act). If the Board determines that any proposed nomination or other business is not in compliance with these Bylaws, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, then except as otherwise required by law, the chairman of the meeting (subject to the supervision, discretion and control of the Board) shall have the power and authority to declare that such nomination shall be disregarded or that such other business shall not be transacted, notwithstanding that proxies and votes in respect of any such nomination or other business may have been received by the Corporation. If at any meeting of stockholders a nomination or other business is proposed to be brought before the meeting for which advance notice was not given or provided as required by this Section 2.10 or Section 2.13 below, the chair of the meeting (subject to the supervision, discretion and control of the Board) shall have the power and authority, as provided in Section 2.4(b) above, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. In furtherance and not by way of limitation of the foregoing provisions of this Section 2.10, unless otherwise required by law, or otherwise determined by the Board of Directors or the chairman of the meeting (subject to the supervision, discretion and control of the Board), if the stockholder does not provide the information required under Section 2.9 or this Section 2.10 to the Corporation within the time frames specified in these Bylaws, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies and votes in respect of any such nomination or other business may have been received by the Corporation. For purposes of these Bylaws, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
(ii)    For purposes of this Section 2.10 and Section 2.13, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange

Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) sole or shared right to vote such shares; and/or (C) sole or shared investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.
(iii)    Nothing in this Section 2.10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).
(iv)    Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.
Section 2.11    Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote with respect to the subject matter thereof.
Section 2.12    Inspectors of Election. Before any meeting of stockholders, the Board of Directors may, and shall if required by law, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election. Such inspectors shall:
(a)    determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;
(b)    determine and retain for a reasonable period a record of the disposition of any challenges made and the determination by the inspectors;
(c)    count and tabulate all votes and ballots; and
(d)    certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.
Section 2.13    Proxy Access for Director Nominations.
(a)    Eligibility. Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation: (i) shall include in its proxy statement and on its form of proxy the names of, and (ii) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to Section 2.13(b)(i) (the “Authorized Number”) for election to the Board of Directors submitted pursuant to this Section 2.13 (each, a “Stockholder Nominee”), if:

(i)    the Stockholder Nominee satisfies the eligibility requirements in this Section 2.13;
(ii)    the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 2.13 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below);
(iii)    the Eligible Stockholder satisfies the requirements in this Section 2.13 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials; and
(iv)    the additional requirements of these Bylaws are met.
(b)    Definitions.
(i)    The maximum number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of two or 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 2.13 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below 20%; provided that the Authorized Number shall be reduced: (A) by any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 2.13 but either is subsequently withdrawn or that the Board of Directors decides to nominate as a Board nominee; (B) by any directors in office or director nominees that in either case shall be included in the Corporation’s proxy materials with respect to the annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the Corporation); (C) by any directors currently serving on the Board of Directors who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board of Directors as a Board nominee; and (D) by any Stockholder Nominee who is not included in the Corporation’s proxy materials or is not submitted for director election for any reason, in accordance with the last sentence of Section 2.13(d)(ii). In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.
(ii)    To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 2.13 must:
(A)    Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of the Corporation that are entitled to vote generally in the election of directors) that represents at least 3% of the outstanding shares of the Corporation that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the “Required Shares”); and
(B)    thereafter continue to Own the Required Shares through such annual meeting of stockholders.

For purposes of satisfying the ownership requirements of this Section 2.13(b)(ii), a group of not more than 20 stockholders and/or beneficial owners may aggregate the number of shares of the Corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 2.13 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 2.13. A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are: (A) under common management and investment control; (B) under common management and funded primarily by a single employer; or (C) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.
(iii)    For purposes of this Section 2.13, a stockholder or beneficial owner is deemed to “Own” only those outstanding shares of the Corporation of which the stockholder or beneficial owner is a “holder” within the meaning of Section 2.2(a)(ii). In addition, a stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which a person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice, and: (1) the person recalls the loaned shares within five business days of being notified that its Stockholder Nominee shall be included in the Corporation’s proxy materials for the relevant annual meeting; and (2) the person holds the recalled shares through the annual meeting. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings.
(iv)    For purposes of this Section 2.13, the “Additional Information” referred to in Section 2.13(a) that the Corporation will include in its proxy statement is:
(A)    the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and
(B)    if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).
Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 2.13 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.
(c)    Stockholder Notice and Other Informational Requirements.
(i)    The Stockholder Notice shall set forth all information, representations (except for the representations required under clauses (a)(ii)(D)(4) and (5) of Section 2.10) and agreements required under Section 2.10(a)(ii) above, including the information required with respect to any nominee for election as a director, any stockholder giving notice of an intent to nominate a candidate for election, and any stockholder, beneficial owner, if any, or other person on whose behalf the nomination is made under this Section 2.13. In addition, such Stockholder Notice shall include:
(A)    a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act;
(B)    a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (1) setting forth and certifying to the number of shares of the Corporation that are entitled to vote generally in the election of directors the Eligible Stockholder Owns and has Owned (as defined in Section 2.13(b)(iii) of these Bylaws) continuously for at least three years as of the date of the Stockholder Notice; and (2) agreeing to continue to Own such shares through the annual meeting;
(C)    the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:
(1)    it shall provide: (a) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 2.13; (b) within five business days after the record date for determining stockholders entitled to vote at the annual meeting both the information required under clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)-(3) of Section 2.10 and notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date; and (c) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting;
(2)    it: (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have this intent; (b) has not nominated and shall not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.13; (c) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the Board of Directors; and (d) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation;
(3)    it will: (a) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation; (b) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 2.13; (c) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting; (d) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A; and (e) at the request of the Corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as the Corporation may reasonably request; and
(D)    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed 20, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 2.13(b)(ii).
(ii)    To be timely under this Section 2.13, the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(c)(ii) above) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, the Stockholder Notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Section 2.10(c)(ii) above) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.
(iii)    The Stockholder Notice shall include, for each Stockholder Nominee, all written and signed representations and agreements required pursuant to Section 2.9(a)(i) above. In addition to the information required in a Stockholder Notice, the Questionnaire described in Section 2.9(a)(ii) above shall be provided to the Secretary of the Corporation within the time period for delivery of a Stockholder Notice. At the request of the Corporation, a Stockholder Nominee shall promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as the Corporation may reasonably request. The Corporation may request such additional information as necessary to permit the Corporation to determine if a Stockholder Nominee satisfies the requirements of this Section 2.13, including information relevant to a determination of whether the Stockholder Nominee can be considered an independent director.
(iv)    In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.13.
(v)    All information provided pursuant to this Section 2.13(c) shall be deemed part of the Stockholder Notice for purposes of this Section 2.13.
(d)    Proxy Access Procedures.
(i)    Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination and any proxies or votes in respect of any such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies or votes in respect of such nomination may have been received by the Corporation, if:
(A)    the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 2.13, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 2.13 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, its obligations under this Section 2.13;
(B)    the Stockholder Nominee: (1) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors; (2) is or has been, within the past three years, an officer or director of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; (3) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years; or (4) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(C)    the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director in Section 2.10(a); or
(D)    the election of the Stockholder Nominee to the Board of Directors would cause the Corporation to violate the Certificate of Incorporation, these Bylaws, or any applicable law, rule, regulation or listing standard.
(ii)    An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.13 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.13 exceeds the Authorized

Number, the Stockholder Nominees to be included in the Corporation’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 2.13 shall be selected from each Eligible Stockholder for inclusion in the Corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the Corporation and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 2.13 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.13 thereafter is nominated by the Board of Directors, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.13), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.
(iii)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either: (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice); or (B) does not receive a number of votes cast in favor of his or her election that is at least equal to 25% of the shares present in person or represented by proxy and entitled to vote in the election of directors, shall be ineligible to be a Stockholder Nominee pursuant to this Section 2.13 for the next two annual meetings.
(iv)    Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by law or otherwise determined by the Board or the chairman of the meeting (subject to the supervision, discretion and control of the Board), if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder, as defined in Section 2.10(c)(i)) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies and votes in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. Without limiting the Board of Directors’ power and authority to interpret any other provisions of these Bylaws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.13 and to make any and all determinations necessary or advisable to apply this Section 2.13 to any persons, facts or circumstances, in each case acting in good faith. Except for a nomination made in accordance with Rule 14a-19 promulgated under the Exchange Act, this Section 2.13 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.
Section 2.14    Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
ARTICLE III
DIRECTORS
Section 3.1    Powers. Subject to the provisions of the DGCL and to any limitations in the Certificate of Incorporation relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.
Section 3.2    Number, Term of Office and Election. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution adopted by affirmative vote of a majority of the directors then in office. Except as provided in Section 3.3 of these Bylaws, at any annual meeting at which directors are to be elected and at which a quorum is present, each nominee for election as a director in an uncontested election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election (with abstentions and broker non-votes not counted as votes cast for or against that nominee’s election). In all director elections other than uncontested elections, the nominees for election as a director shall be elected by a plurality of the votes cast. For purposes of this Section 3.2, an “uncontested election” means any meeting of stockholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which (a) no stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 2.2, Section 2.10 or, with respect to annual meetings only, in accordance with Section 2.13 or (b) such a stockholder notice has been submitted, and on or before the fifth business day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the SEC (regardless of whether thereafter revised or supplemented), the notice has been (i) withdrawn in writing to the Secretary, (ii) determined not to be a valid notice of nomination, with such determination to be made by the Board of Directors (or a committee thereof) pursuant to Section 2.10 or Section 2.13, or if challenged in court, by a final court order, or (iii) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.
Section 3.3    Vacancies. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may, unless otherwise required by law, be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, and any director so chosen shall hold office until the next election of directors and until his or her successor shall be elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4 Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board or the Secretary. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.5    Regular Meetings. All regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors; provided, however, that no fewer than one regular meeting per calendar year shall be held. A notice of each regular meeting shall not be required.
Section 3.6    Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer (if separate) or at the request of a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director at such place by telecopy, telegraph, electronic transmission or other form of recorded communication, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting. Notice of any meeting need not be given to a director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.
Section 3.7    Remote Participation in Meetings. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
Section 3.8    Quorum and Voting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of the authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors.
Section 3.9    Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, provided that all members of the Board of Directors or such committee, as the case may be, consent in writing or by electronic transmission to such action, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board of Directors or committee in accordance with applicable law. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.10    Chairman of the Board. Unless otherwise determined by the Board, the Chairman of the Board shall preside at meetings of stockholders in accordance with Section 2.4(a) above and at meetings of directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside.

Section 3.11    Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.
Section 3.12    Fees and Compensation of Directors. Directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.
Section 3.13    Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.
ARTICLE IV
COMMITTEES
Section 4.1    Committees of the Board of Directors. The Board of Directors may designate one or more committees, each to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in overseeing the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.
Section 4.2    Meetings and Action of Committees. Any committee of the Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper.
ARTICLE V
OFFICERS
Section 5.1    Officers. The officers of the Corporation shall consist of a Chief Executive Officer and Secretary, each of whom shall be elected by the Board of Directors. In addition, the Board may appoint a President, Chief Financial Officer, a Treasurer, a Controller, and in the discretion of the Board of Directors or a duly authorized officer of the Corporation, such other officers as the Board of Directors or a duly authorized officer of the Corporation, as applicable, may from time to time determine, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors or a duly authorized officer of the Corporation, as applicable. To the extent not so set forth or determined, each such officer shall have such authority, functions or duties as those that generally pertain to their respective offices, subject to the control of the Board of Directors or a duly authorized officer of the Corporation, as applicable. Each officer shall hold office for such term as may be prescribed by the Board of Directors or a duly authorized officer of the Corporation, as applicable, and shall hold office until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties. The Board of Directors may determine to leave any office vacant.
Section 5.2    Compensation. The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors or by a duly authorized officer, as applicable, and may be altered by the Board of Directors or by a duly authorized officer from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.
Section 5.3    Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors or by a duly authorized officer, as applicable, without prejudice to the rights, if any, of such officer under any contract to which he or she is a party. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors or a duly authorized officer of the Corporation, as applicable, may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified, or such office may be left vacant.
Section 5.4    Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws or determined by the Board of Directors, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer.
Section 5.5    President. Unless otherwise determined by the Board of Directors, the President, if any, shall be the chief operating officer of the Corporation, with general responsibility for the management and control of the operations of the Corporation. The President shall have the power to affix the signature of the Corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.
Section 5.6    Chief Financial Officer. The Chief Financial Officer, if any, shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.
Section 5.7    Treasurer. The Treasurer, if any, shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.
Section 5.8    Controller. The Controller, if any, shall perform such financial, accounting or other duties as the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer may from time to time determine.
Section 5.9    Secretary. Unless otherwise determined by the Board of Directors, the General Counsel shall be the Secretary of the Corporation. The Secretary shall keep in safe custody the seal of the Corporation, if any, and affix it to any instrument when authorized by the Board of Directors, and shall perform all other duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. The Secretary (or in such officer’s absence, an Assistant Secretary or his or her designee, but if neither is present, another person selected by the chairman of the meeting) shall have the duty to record the proceedings of the meetings of stockholders, the Board of Directors and of the committees of the Board of Directors in a book to be kept for that purpose.
Section 5.10    Additional Matters. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the Board of Directors or the duly authorized officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation for purposes of these Bylaws or the rules and regulations of the Securities and Exchange Commission, unless elected by the Board of Directors or unless the conferring officer has specifically been given such designation authority by the Board.
Section 5.11    Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money, notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.
Section 5.12    Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 5.13    Action with Respect to Securities of Other Corporations. The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or entity or corporations or entities standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.
Section 5.14    Signature Authority. Unless otherwise provided by law, these Bylaws or a resolution of the Board, contracts, evidences of indebtedness and other instruments or documents of the

Corporation may be executed, signed or endorsed: (i) by the Chief Executive Officer; or (ii) by other officers of the Corporation, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions.
Section 5.15    Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.
ARTICLE VI
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
Section 6.1    Right to Indemnification.
(a)    Each person who was or is a party or is threatened to be made a party to any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or while a director, officer or employee of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement by or on behalf of the Indemnitee) actually and reasonably incurred by such Indemnitee in connection therewith; provided, however, that, except as otherwise required by law or provided in Section 6.3 of these Bylaws with respect to Proceedings to enforce rights under this Article VI, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding, or part thereof, initiated by such Indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) such Indemnitee, or (ii) the Corporation in a Proceeding initiated by such Indemnitee) only if such Proceeding, or part thereof, was authorized or ratified by the Board of Directors.
(b)    To receive indemnification under this Section 6.1, an Indemnitee shall submit a written request to the Secretary. Such request shall include documentation or information that is necessary to determine the entitlement of the Indemnitee to indemnification and that is reasonably available to the Indemnitee. Upon receipt by the Secretary of such a written request by an Indemnitee who was or is a director or officer of the Corporation, unless indemnification is required by Section 6.11, the entitlement of the Indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination: (i) the Board of Directors by a majority vote of the directors who are not parties to such Proceeding, whether or not such majority constitutes a quorum, (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, (iv) the stockholders of the Corporation or (v) in the event that a Change of Control (as defined below) has occurred, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. Upon receipt by the Corporation of such a written request by an Indemnitee who was or is an employee of the Corporation, the entitlement of the Indemnitee to indemnification shall be determined by the Chief Executive Officer or any other officer of the Corporation authorized to make such determination. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Corporation not later than 60 days after receipt by the Secretary of a written request for indemnification. For purposes of this Section 6.1(b), a “Change of Control” will be deemed to have occurred if the individuals who, as of the effective date of these Bylaws, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.
Section 6.2    Right to Advancement of Expenses.
(a)    In addition to the right to indemnification conferred in Section 6.1 of these Bylaws, an Indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any Proceeding with respect to which indemnification is required under these Bylaws in advance of its final disposition (hereinafter an “Advancement”); provided, however, that an Advancement shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.
(b)    To receive an Advancement under this Section 6.2, an Indemnitee shall submit a written request to the Secretary. Such request shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be accompanied by the Undertaking required by Section 6.2(a). Each such Advancement shall be made within 20 days after the receipt by the Secretary of a written request for Advancement.
Section 6.3    Right of Indemnitee to Bring Suit. In the event that a determination is made that the Indemnitee is not entitled to indemnification or if payment is not timely made following a determination of entitlement to indemnification pursuant to Section 6.1(b) of these Bylaws or if an Advancement is not timely made under Section 6.2(b) of these Bylaws, the Indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or Advancement. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement) it shall be a defense that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Further, in any suit brought by the Corporation to recover an Advancement pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement hereunder, or brought by the Corporation to recover an Advancement pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement, under applicable law, this Article VI or otherwise, shall be on the Corporation.
Section 6.4    Non-Exclusivity of Rights. The rights to indemnification and to the Advancement conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.
Section 6.5    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Section 6.6    Indemnification of Agents of the Corporation. The Corporation, to the extent and in the manner permitted by law, may, to the extent authorized from time to time, grant rights to indemnification and to the Advancement to any agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and Advancement of directors, officers and employees of the Corporation.
Section 6.7    Nature of Rights. The rights conferred upon Indemnitees in this Article VI shall be contract rights that shall vest at the time an individual becomes a director, officer or employee of the Corporation, and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.
Section 6.8    Settlement of Claims. The Corporation shall not be liable to indemnify any Indemnitee under this Article VI for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such Proceeding.
Section 6.9    Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
Section 6.10    Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the Indemnitee to the fullest enforceable extent.
Section 6.11    Indemnification for Successful Defense. To the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding (or in defense of any claim, issue or matter therein), such indemnitee shall be indemnified under this Section 6.11 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 6.11 shall not be subject to satisfaction of a standard of conduct, and the Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 6.3 (notwithstanding anything to the contrary therein); provided, however, that, any indemnitee who is not a current or former director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) shall be entitled to indemnification under Section 6.1 and this Section 6.11 only if such indemnitee has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL, as applicable.
ARTICLE VII
CAPITAL STOCK
Section 7.1    Certificates of Stock. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors, provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, Chief Financial Officer, President, a Vice-President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be facsimiles or otherwise electronic signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile or otherwise electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 7.2    Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Sections 151, 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 and Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
Section 7.3    Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.
Section 7.4    Lost Certificates. The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.
Section 7.5    Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.
Section 7.6    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
Section 7.7    Record Date for Determining Stockholders.
(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting, and to any postponement of a meeting that is to a date not more than 60 days after the record date; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at any such meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 7.8    Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.
ARTICLE VIII
GENERAL MATTERS
Section 8.1    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.
Section 8.2    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal, if any, shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 8.3    Maintenance and Inspection of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders, listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.
Section 8.4    Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 8.5    Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.
Section 8.6    Electronic Signatures, etc. Except as otherwise required by the Certificate of Incorporation or these Bylaws (including, without limitation, as otherwise required by Section 2.14), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.

All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.
ARTICLE IX
AMENDMENTS
Section 9.1    Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws. In addition to any requirements of law and any other provision of the Certificate of Incorporation or these Bylaws, and notwithstanding any other provision of the Certificate of Incorporation, these Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of these Bylaws.